EXHIBIT 32

CERTIFICATIONS OF OFFICERS PURSUANT TO SECTION 1350,

OF THE SARBANES - OXLEY ACT OF 2002

In connection with the quarterly report of Food Technology Service, Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Richard G. Hunter, Chief Executive and Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company at the end of, and for, this period covered by the Report.

FOOD TECHNOLOGY SERVICE, INC.

By:	/s/ Richard G. Hunter, Ph.D.
Richard G. Hunter, Ph.D.
Chief Executive Officer and
Chief Financial Officer

Date: November 12, 2012